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                                                                      EXHIBIT 21



                            CALTON, INC. SUBSIDIARIES



                                                                  STATE OF
                    COMPANY                                     ORGANIZATION
                    -------                                     ------------

eCalton.com, Inc. (f/k/a Calton Homes of Florida, Inc.)            Florida

Calton Homes Finance II, Inc.                                     New Jersey

PrivilegeOne Networks LLC                                          Delaware

Innovation Technology Partners, LLC                                Delaware

MindSearch LLC                                                     Delaware